UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

November 3, 2010
Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way
Boise, Idaho  83716-9632
(Address of principal executive offices)

(208) 368-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01.     Entry into a Material Definitive Agreement.

On November 3, 2010, the Company issued $175.0 million in aggregate principal amount of 1.875% Convertible Senior Notes due 2027 (the “New Notes”) in exchange for $175.0 million in aggregate principal amount of the Company’s 1.875% Convertible Senior Notes due 2014 (the “2014 Notes”).

The New Notes are governed by an indenture, dated as of November 3, 2010 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee.  The New Notes have an interest rate of 1.875% per year, payable in cash semi-annually in arrears on June 1 and December 1 of each year, beginning June 1, 2011.  The New Notes will mature on June 1, 2027, unless earlier repurchased or converted.  The New Notes have an initial conversion rate of 91.7431 shares of the Company’s common stock, par value $0.10 per share (“Common Stock”), per $1,000 principal amount of New Notes, subject to adjustment, and are convertible, subject to the conditions specified below, into (a) cash up to the aggregate principal amount of New Notes, and (b) shares of the Company’s Common Stock or cash, at the Company’s election, for the remainder, if any, of the Company’s conversion obligation.

Holders of the New Notes may convert their New Notes on or after March 1, 2027 until the close of business on the scheduled trading day immediately preceding the maturity date.  Prior to March 1, 2027, holders of the New Notes may convert their New Notes under any of the following circumstances:

•
During any calendar quarter beginning after December 31, 2010 (and only during such calendar quarter) if the closing price of the Company’s Common Stock for at least 20 trading days in the 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is more than 130% of the conversion price;

•	If the New Notes have been called for redemption;

•	If specified distributions to holders of the Company’s Common Stock are made, or specified corporate events occur;

•
During the five business days after any five consecutive trading day period in which the trading price per $1,000 principal amount of New Notes for each trading day of that period is less than 98% of the product of the closing price of the Company’s Common Stock and the conversion rate of the New Notes; or

•	upon the Company’s election to terminate the conversion right of the New Notes.

Holders of the New Notes who convert their New Notes in connection with a make-whole change in control (as defined in the Indenture) will, under certain circumstances, be entitled to a make-whole premium in the form of an increase in the conversion rate.  Additionally, (i) in the event of a change in control or (ii) on June 1, 2017, holders of the New Notes may require the Company to repurchase all or a portion of their New Notes at a repurchase price equal to 100% of the principal amount of New Notes, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.  The Company may elect to redeem all or any portion of the New Notes on or after June 1, 2014, at a redemption price equal to 100% of the principal amount of New Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The following events are considered “Events of Default,” which may result in the acceleration of the maturity of the New Notes:

•	the Company’s failure to pay when due the principal on any of the New Notes at maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

•	the Company’s failure to pay interest, including any additional interest, on any of the New Notes for 30 days after the date when due;

•
the Company’s failure to give timely notice of a termination of trading, a change of control or a make-whole change in control that does not constitute a change in control, which continues for a period of three business days;

•	the Company’s failure to comply with its obligation to convert the New Notes into Common Stock upon exercise of a holder’s conversion right;

•
the Company’s failure to comply with any other agreement under the Indenture or in the New Notes and the Company fails to cure or obtain a waiver of such default for a period of 60 days after receiving notice of such failure as required by the Indenture;

•
a default by the Company under any indebtedness that results in acceleration of such indebtedness, or the failure to pay any such indebtedness at maturity, in an aggregate principal amount in excess of $100 million, and such indebtedness has not been discharged or the acceleration has not been cured, waived, rescinded or annulled within 30 days after receiving notice as required by the Indenture; and

•	certain events of bankruptcy, insolvency or reorganization with respect to the Company or any significant subsidiary.

The Company may elect to terminate the conversion right of the New Notes if the daily volume weighted average price of the Company’s Common Stock is greater than or equal to 130% of the conversion price for at least 20 trading days during any 30 consecutive trading day period.  If the Company terminates the conversion right prior to June 1, 2014, each holder whose New Notes are converted prior to such termination of the conversion right will receive an additional make-whole payment in an amount equal to the aggregate amount of unpaid interest payments that would have been payable on the converted New Notes from the last day through which interest was paid on the New Notes to, but excluding, June 1, 2014.  Subject to the terms and conditions of the Indenture, the Company may, at its election, deliver shares of Common Stock in lieu of cash with respect to this make-whole payment.

A copy of the Indenture is filed herewith as Exhibit 4.1 and is incorporated herein by reference.  The description of the New Notes contained in this Form 8-K are qualified in their entirety by reference to the Indenture.

Item 2.03.      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The foregoing terms and conditions of the New Notes and Indenture described in Items 1.01 and 3.02 of this Current Report on Form 8-K are incorporated herein by reference.

Item 3.02.      Unregistered Sales of Equity Securities.

As described in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference, the Company issued $175,000,000 aggregate principal amount of New Notes to certain holders of the 2014 Notes on November 3, 2010 in a private placement pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

The Company offered and sold the New Notes to the holders of 2014 Notes in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by the holders of 2014 Notes.

The New Notes and Common Stock issuable upon conversion of the New Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Notes are convertible into cash and shares of Common Stock, if any, as described above.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
4.1	Indenture, dated as of November 3, 2010, by and between the Company and Wells Fargo Bank, National Association.
4.2	Form of New Note (included in Exhibit 4.1 hereto)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date: November 8, 2010	By:	/s/ Ronald C. Foster
	Name:	Ronald C. Foster
	Title:	Vice President of Finance and
Chief Financial Officer

INDEX TO EXHIBITS FILED WITH

THE CURRENT REPORT ON FORM 8-K DATED November 3, 2010

Exhibit No.	Description
4.1	Indenture, dated as of November 3, 2010, by and between the Company and Wells Fargo Bank, National Association.
4.2	Form of New Note (included in Exhibit 4.1 hereto)